UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 2, 2011

NorthStar Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-157688 (Commission File Number)	26-4141646 (IRS Employer Identification No.)
399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 2, 2011, NorthStar Real Estate Investment Trust, Inc. (the “Company”), through a subsidiary, directly originated a senior mortgage loan in the amount of $15.1 million with a 75% loan-to-cost ratio (the “Senior Loan”) to a third party (the “Borrower”). The Company funded the Senior Loan origination with proceeds from its ongoing initial public offering. The Borrower used the proceeds from the Senior Loan to acquire a five building office complex, totaling 199,442 square feet, in San Mateo, CA (the “Property”). The purchase price paid by the Borrower for the Property was approximately 60% less than the purchase price paid for the Property by its previous owner in 2007.
     The Senior Loan bears interest at a floating rate of 400 basis points over the one-month London Interbank Offered Rate (the “LIBOR Rate”), but at no point shall the LIBOR Rate be less than 4.0%. The initial term of the Senior Loan is 36 months (the “Initial Term”), with two one-year extension options available to the Borrower. The Senior Loan may be prepaid during the first 24 months, provided that the Borrower pays the remaining interest due on the Senior Loan through the Initial Term. Between months 25 and 30, the Senior Loan is subject to a prepayment fee equal to 2.0% of the amount being prepaid. Between months 31 and 36, the Senior Loan is subject to a prepayment fee equal to 1.0% of the amount being prepaid.
     Although the current occupancy at the Property is approximately 53% and the current cash flows do not cover debt service, the loan is structured with interest reserves to cover approximately 15 months of interest shortfall as well as other reserves for tenant improvements, leasing commissions and capital expenditures that the Company believes will provide sufficient time and capital to increase occupancy and cash flow so as to adequately cover debt service in the future.
     The loan-to-cost ratio is the amount loaned by the Company to the Borrower over the total cost to the Borrower to fund the acquisition of the Property, including closing costs, escrows and applicable reserves on the date the Company originated the loan.
Safe Harbor Statement
     Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should,” and similar expressions. These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability of the Borrower to increase occupancy and cash flows at the Property, future value, income-producing ability, impact of any losses on cash flows and returns, market rental rates and property-level cash flows, changes in economic conditions generally and the real estate and bond markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
Date: May 4, 2011	By:	/s/ Albert tylis
Albert Tylis
Chief Operating Officer, General Counsel and Secretary